Exhibit 99.1

Cabaletta Bio Announces Pricing of $150 Million Underwritten Offering

PHILADELPHIA, May 4, 2026 (GLOBE NEWSWIRE) — Cabaletta Bio, Inc. (“Cabaletta” or the “Company”) (Nasdaq: CABA), a clinical-stage biotechnology company focused on developing and launching curative targeted cell therapies designed specifically for patients with autoimmune diseases, announced today the pricing of an underwritten offering of 51,725,000 shares of common stock. The aggregate gross proceeds from the offering, before deducting underwriting discounts and commissions and offering expenses, are expected to be approximately $150 million. The offering is expected to close on or about May 5, 2026, subject to the satisfaction of customary closing conditions. The financing included participation from Bain Capital Life Sciences, Adage Capital Management, Cormorant Asset Management and other existing investors, multiple new mutual and sovereign wealth funds and Eli Lilly and Company.

The purchase price for the common stock is $2.90 per share, which represents the at-the-market price under Nasdaq rules. All of the shares in the offering are being sold by Cabaletta.

TD Cowen, Guggenheim Securities, and Cantor are acting as joint book-running managers for the offering. H.C. Wainwright & Co. is acting as lead manager for the offering.

The shares of common stock are being offered by Cabaletta pursuant to a shelf registration statement on Form S-3-ASR (File No. 333-278126), as amended by that certain Post-Effective Amendment No. 1 to Form S-3 (No. 333-278126) and that certain Post-Effective Amendment No. 2 to Form S-3 (No. 333-278126), which was declared effective by the U.S. Securities and Exchange Commission (SEC) on March 31, 2025. The prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the prospectus supplement and accompanying prospectus may also be obtained, when available, by contacting: TD Securities (USA) LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at TDManualrequest@broadridge.com; Guggenheim Securities, LLC, by mail at Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, by telephone at (212) 518-9544 or by email at GSEquityProspectusDelivery@guggenheimpartners.com; or Cantor Fitzgerald & Co. by mail at Attention: Capital Markets, 110 East 59th Street, 6th Floor, New York 10022 or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cabaletta Bio

Cabaletta Bio (Nasdaq: CABA) is a late clinical-stage biotechnology company focused on developing and launching curative targeted cell therapies designed specifically for patients with autoimmune diseases. The CABA™ platform encompasses two complementary strategies which aim to advance the discovery and development of engineered T cell therapies with the potential to become deep and durable, perhaps curative, treatments for a broad range of autoimmune diseases. The lead CARTA (Chimeric Antigen Receptor T cells for Autoimmunity) strategy is prioritizing the development of rese-cel, a 4-1BB-containing fully human CD19-CAR T cell investigational therapy. Rese-cel is currently being evaluated in the RESET™ (REstoring SElf-Tolerance) clinical development program spanning multiple therapeutic areas, including rheumatology, neurology and dermatology. Cabaletta Bio’s headquarters and labs are located in Philadelphia, PA.

Forward-Looking Statements

This press release contains “forward-looking statements” of Cabaletta Bio within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including without limitation, express or implied statements regarding: the satisfaction of customary closing conditions related to the offering and sale of securities; the Company’s ability to complete the offering; and use of capital, expenses, future accumulated deficit and other financial results in the future.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties related to completion of the public offering on the anticipated terms, or at all, include, but are not limited to, market conditions and the satisfaction of customary closing conditions related to the public offering. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Cabaletta’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Cabaletta’s most recent annual report on Form 10-K filed on March 23, 2026 and our subsequent quarterly reports on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Cabaletta’s other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement related to the public offering to be filed with the SEC.

Contacts:

Anup Marda

Chief Financial Officer

investors@cabalettabio.com